Exhibit 31.4

I, Leslie Moriyama, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Dorchester Minerals, L.P.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

	/s/	Leslie Moriyama
Leslie Moriyama
Date: April 27, 2023		Chief Financial Officer of
Dorchester Minerals, L.P.